Exhibit 5.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
May 7, 2018	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Seoul
	Houston	Shanghai
Inspire Medical Systems, Inc.	London	Silicon Valley
9700 63rd Ave. N., Suite 200	Los Angeles	Singapore
Maple Grove, Minnesota 55369	Madrid	Tokyo
	Milan	Washington, D.C.

Re:                             Registration Statement on Form S-8 with respect to 13,051,968 shares of common stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to Inspire Medical Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to 13,051,968 shares of common stock of the Company, par value $0.001 per share (the “Shares”), which may be issued pursuant to the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Stock Incentive Plan”), the Company’s 2017 Stock Incentive Plan, as amended (the “2017 Stock Incentive Plan”), the Company’s 2018 Incentive Award Plan (the “2018 Incentive Award Plan”) and the Company’s 2018 Employee Stock Purchase Plan (together with the 2007 Stock Incentive Plan, the 2017 Stock Incentive Plan and the 2018 Incentive Award Plan, the “Plans”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the applicable Plan (and the agreements duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and non-assessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP